EXHIBIT 99

Investor Relations	Public Service Enterprise Group 80 Park Plaza, T4 Newark, NJ 07102

CONTACT:

Media Relations	Investor Relations
Marijke.Shugrue@pseg.com	Carlotta.Chan@pseg.com
908-531-4253	973-430-6565

PSEG ANNOUNCES 2022 RESULTS

$2.06 PER SHARE NET INCOME

$3.47 PER SHARE NON-GAAP OPERATING EARNINGS

Narrows Full-Year 2023 non-GAAP Operating Earnings Guidance Range to $3.40 - $3.50 Per Share

Affirms outlook for 5%-7% long-term earnings growth through 2027

(February 21, 2023 – Newark, NJ) Public Service Enterprise Group (PSEG) reported full-year 2022 Net Income of $1,031 million, or $2.06 per share, compared to a Net Loss of $648 million, or $1.29 per share for full-year 2021. Non-GAAP Operating Earnings for 2022 were $1,739 million, or $3.47 per share, compared to $1,853 million, or $3.65 per share for 2021.

PSEG also reported Net Income for the fourth quarter of 2022 of $788 million, or $1.58 per share. This compares to Net Income of $445 million, or $0.88 per share in 2021’s fourth quarter. Non-GAAP Operating Earnings for the fourth quarter of 2022 were $318 million, or $0.64 per share, compared to fourth quarter 2021 non-GAAP Operating Earnings of $352 million, or $0.69 per share. Non-GAAP results for the fourth quarter and full year of 2022 and 2021, respectively, exclude items shown in Attachments 8 and 9.

“We are pleased to report strong operating and financial results for 2022, marking the 18th year in a row that PSEG has delivered results within management’s non-GAAP Operating Earnings guidance. The main contributor to our results, PSE&G, posted an 8.2% annual increase in Net Income, representing approximately 90% of PSEG’s consolidated non-GAAP Operating Earnings,” said Ralph LaRossa – chair, president and chief executive officer of PSEG.

“PSEG successfully navigated last year’s challenges including inflation, supply chain disruptions, energy price spikes, and the steep rise in interest rates to deliver financial results above the midpoint of our 2022 non-GAAP Operating Earnings guidance. The Edison Electric Institute recognized PSE&G with its 2022 Edison Award, the electric power industry’s highest honor for leadership and innovation. We completed the sale of our fossil generating plants in February 2022, which simplified our business mix to approximately 90% regulated, and completed a $500 million share repurchase in May 2022. The passage of the Inflation Reduction Act last August will help to preserve the financial viability of our carbon-free nuclear fleet into the next decade, and creates valuable incentives in the near-term for our customers to transition to electric vehicles and advance New Jersey’s decarbonization goals.”

“The simplified business platform created by the strategic actions PSEG has taken over the past two years now drives our long-term, compound annual earnings growth rate of 5% to 7% through 2027. Moving into this year, we extended our 2022 dividend increase of $0.12 per share to set the 2023 indicative rate at $2.28 per share – a testament to the financial discipline that has enabled us to pay a common dividend to our shareholders for 116 years.”

“Recognizing the critical importance shareholders place on the predictability and visibility of our financial results and goals, I have made increasing both factors a key focus of PSEG’s strategic plan. We intend to share the details of this plan at our upcoming investor conference on March 10. I am honored to lead this company and its 12,500 dedicated employees. Together, we will be guided by PSEG’s longstanding commitment to operational excellence, disciplined investment and financial strength as we continue building a practical path towards decarbonizing the New Jersey economy,” said LaRossa.

The following tables provide a reconciliation of PSEG’s Net Income/(Loss) to non-GAAP Operating Earnings for the full year and the fourth quarter. See Attachments 8 and 9 for a complete list of items excluded from Net Income/(Loss) in the determination of non-GAAP Operating Earnings.

PSEG CONSOLIDATED (unaudited)

Full-Year Comparative Results	Income ($ millions)		Diluted Earnings (Per Share)

	2022	2021	2022	2021

Net Income/(Loss)	$1,031	$(648)	$2.06	$(1.29)

Reconciling Items	708	2,501	1.41	4.96

Share Differential*	-	-	-	(0.02)

Non-GAAP Operating Earnings	$1,739	$1,853	$3.47	$3.65

Average Shares			501	504

* Approximately three million potentially dilutive shares were excluded from fully diluted average shares outstanding used to calculate the diluted GAAP loss per share for year ended December 31, 2021 as their impact was antidilutive to GAAP results. For non-GAAP per share calculations, we used fully diluted average shares outstanding of 507 million, including the three million potentially dilutive shares, as they were dilutive to non-GAAP results.

PSEG CONSOLIDATED (unaudited)

Fourth Quarter Comparative Results	Income ($ millions)		Diluted Earnings (Per Share)

	2022	2021	2022	2021

Net Income	$788	$445	$1.58	$0.88

Reconciling Items	(470)	(93)	(0.94)	(0.19)

Non-GAAP Operating Earnings	$318	$352	$0.64	$0.69

Average Shares			500	508

During 2022, PSE&G invested over $3 billion upgrading its transmission and distribution infrastructure and in clean energy future programs, and plans to invest over $3.4 billion in these capital programs in 2023. The utility’s 2023-2027 planned capital investment program is $15.5 billion to $18 billion, which is expected to produce 6% to 7.5% compound annual growth in PSE&G’s rate base over the five-year period. We also expect that PSEG’s strong cash flow and solid investment grade ratings will enable us to fund this five-year capital plan through 2027 without the need to issue new equity.

The following table outlines PSEG’s full-year 2023 non-GAAP Operating Earnings expectations at the narrowed range of $3.40 to $3.50 per share, from the original range of $3.35 to $3.55 per share initiated in November 2022. The subsidiary ranges for 2023 reflect the impact of actual 2022 investment returns on 2023 pension calculations and higher expected interest expense, partly offset by operation and maintenance

(O&M) expense savings and the recent Board of Public Utilities (BPU) approval of an accounting order that defers PSE&G’s recognition of gains and losses on the pension trust assets.

PSEG 2023 Non-GAAP Operating Earnings Guidance

and 2022 Non-GAAP Operating Earnings Results

($ millions, except EPS)	2023E Narrowed	2023E Original	2022A

PSE&G	$1,500 - $1,525	$1,490 - $1,540	$1,565

Carbon-Free, Infrastructure & Other	200 - 225	185 - 235	174

PSEG non-GAAP Operating Earnings	$1,700 - $1,750	$1,675 - $1,775	$1,739

PSEG Non-GAAP Operating EPS	$3.40 - $3.50	$3.35 - $3.55	$3.47

E = Estimate A = Actual

Results and Outlook by Operating Subsidiary

PSE&G

Public Service Electric and Gas

Fourth Quarter & Full Year Comparative Results

($ millions, except per share amounts)	4Q 2022	4Q 2021	FY 2022	FY 2021

Net Income	$352	$271	$1,565	$1,446

Earnings Per Share	$0.70	$0.53	$3.12	$2.87

Share Differential*	-	-	-	(0.02)

Non-GAAP Operating EPS	$0.70	$0.53	$3.12	$2.85

*Approximately three million potentially dilutive shares were excluded from fully diluted average shares outstanding used to calculate PSEG’s diluted GAAP loss per share for year ended December 31, 2021, as their impact was antidilutive to PSEG’s consolidated GAAP results. For non-GAAP per share calculations, we used fully diluted average shares outstanding of 507 million, including the three million potentially dilutive shares, as they were dilutive to non-GAAP results.

For the full-year of 2022, PSE&G Net Income rose by $119 million, over 8% compared with 2021 results.

For the fourth quarter of 2022, net Transmission margin added $0.01 per share compared with the year-earlier quarter, reflecting growth in rate base partly offset by the timing of O&M recovery. Gas, electric and other margin combined to add $0.07 per share compared with last year’s fourth quarter, reflecting Gas System Modernization Program (GSMP) II roll-ins, the Conservation Incentive Program (CIP) decoupling for both electric and gas, appliance service and other margin. O&M was flat versus the prior-year quarter. Higher distribution depreciation and interest expense each reduced results by $0.01 per share, reflecting higher plant in service and investment. Lower pension expense added $0.01 per share versus the year-ago quarter. Flow through taxes, the impact of lower shares, and other items added $0.10 per share compared to the fourth quarter of 2021, with $0.07 of that amount reversing the timing impact of taxes from prior quarters in 2022.

During 2022, the BPU authorized our $511 million Infrastructure Advancement Program (IAP) to improve the reliability of the “last mile” of our electric distribution system and address aging substations and gas metering and regulation stations. PSE&G invested over $3 billion in planned capital spending to upgrade transmission and distribution facilities, enhance reliability and increase resiliency, implement clean energy future programs, and launch the IAP. At year-end 2022, PSE&G’s rate base was approximately $26.4 billion, a 7.7% increase over year-end 2021.

The number of Electric and Gas customers, the driver of margin growth under the CIP, rose by approximately 1% each in 2022. Weather-normalized Electric sales increased by ~2% for the year; with Residential sales flat, while C&I sales increased by ~3%. Weather-normalized Gas sales were flat for the year, with Residential sales down by ~1%, while C&I sales increased by ~2%.

Earlier in February 2023, PSE&G reduced its Basic Gas Supply Service residential rate by $0.15 to $0.50 cents per therm for the balance of the winter 2022/2023 heating season. This decrease in the pass-through commodity charge will reduce the typical residential winter gas bill by $13 per month, or 11.5%. On the electric side, the BPU recently completed its annual Basic Generation Service auction for default electric supply rates beginning June 1, 2023. A typical PSE&G residential customer will see this latest BGS auction reflected in an average estimated monthly bill increase of 3.3%.

During 2022, PSE&G was named the most reliable electric utility in the Mid-Atlantic region for the 21st year in a row by PA Consulting. In addition, PSE&G ranked first in Residential customer satisfaction in the East among large utilities in both the Electric and Gas J.D. Power 2022 Studies.

We have narrowed PSE&G’s forecast of Net Income for 2023 to $1,500 million - $1,525 million, which reflects lower pension and OPEB income compared to 2022, offset by the benefit of near contemporaneously recovered investments, the predictability of utility margin from the Conservation Incentive Program, as well as the implementation of the pension accounting filing effective January 1, 2023.

PSEG Carbon-Free, Infrastructure & Other (CFIO)

Carbon-Free, Infrastructure & Other

Fourth Quarter & Full Year Comparative Results

($ millions, except per share amounts)	4Q 2022	4Q 2021	FY 2022	FY 2021

Net Income/(Loss)	$436	$174	$(534)	$(2,094)

Earnings/(Loss) Per Share (EPS)	$0.88	$0.35	$(1.06)	$(4.16)

Non-GAAP Operating Earnings	$(34)	$81	$174	$407

Non-GAAP EPS (Loss)	$(0.06)	$0.16	$0.35	$0.80

For full-year 2022, CFIO’s Net Loss of $534 million reflected higher losses on both mark-to-market transactions and nuclear decommissioning trust (NDT) fund related activity. The Net Loss for full-year 2021 included impairments and debt extinguishment costs related to the Fossil sale. Non-GAAP Operating Earnings declined to $174 million from $407 million for the full-year 2021, reflecting the absence of Fossil.

For the fourth quarter of 2022, CFIO’s Net Income improved to $436 million, from $174 million in the prior year period, reflecting higher gains on mark-to market transactions and NDT fund related activity. Net Income for the fourth quarter of 2021 included debt extinguishment costs and other charges related to the Fossil sale. The non-GAAP Operating Earnings of ($34) million compares to non-GAAP Operating Earnings of $81 million for the fourth quarter of 2021, which included the cessation of depreciation and lower interest costs related to the Fossil sale.

The nuclear fleet operated at an average capacity factor of 85.8% during the fourth quarter, which included a scheduled refueling at our 100%-owned Hope Creek station, and produced 7.3 TWh of generation. An unplanned outage at Salem unit 2 in late December 2022 occurred during a PJM region-wide generation emergency action and resulted in capacity performance penalties. The net financial impact of the outage, including replacement power, capacity penalties, as well as bonuses earned by the other operating PSEG units, is not expected to be material.

For the full-year, the nuclear fleet operated at an average capacity factor of 92.2% and produced 31.3 TWh of carbon-free, base load power. PSEG is forecasting total baseload nuclear generation of approximately 31 TWh for the full year of 2023, hedged 95%-100% at an average price of $31 per MWh – an increase of approximately $4 per MWh compared to 2022. For 2024, total nuclear generation is forecast to be approximately 31 TWh and is 55%-60% hedged at an average price of $32 per MWh.

PSEG Power had net cash collateral postings of $1.5 billion at December 31, primarily related to out-of-the-money hedge positions because of higher energy prices throughout 2022. As of February 17, 2023, net cash collateral postings were approximately $700 million, reflecting recent declines in power prices.

In January 2023, PSEG announced it would sell its 25% equity interest in the Ocean Wind 1 offshore wind generation project to Ørsted. The sale is expected to close in the first half of 2023. PSEG has also decided not to exercise its option to purchase 50% of Ørsted’s two Skipjack generating projects in Maryland or pursue an ownership interest in Ørsted’s Ocean Wind 2 project or other offshore wind generation projects. PSEG is evaluating its options for the potential sale of its 50% interest in Garden State Offshore Energy, which holds rights to an offshore wind lease area south of New Jersey.

We have narrowed our forecast of non-GAAP Operating Earnings for Carbon-Free, Infrastructure and Other to $200 million - $225 million from our prior guidance of $185 million - $235 million.

###

PSEG will host a conference call to review its Fourth Quarter and Full-Year 2022 results with the financial community at 11AM EDT today. You can register to access this event by visiting https://investor.pseg.com/investor-news-and-events.

Public Service Enterprise Group (PSEG) (NYSE: PEG) is a predominantly regulated infrastructure company focused on a clean energy future. Guided by its Powering Progress vision, PSEG aims to power a future where people use less energy, and it’s cleaner, safer and delivered more reliably than ever. PSEG’s commitment to ESG and sustainability is demonstrated in our net-zero 2030 climate vision and participation in the U.N. Race to Zero, as well as our inclusion on the Dow Jones Sustainability North America Index and the list of America’s most JUST Companies. PSEG’s businesses include Public Service Electric and Gas Co. (PSE&G), PSEG Power and PSEG Long Island (https://corporate.pseg.com).

Non-GAAP Financial Measures

Management uses non-GAAP Operating Earnings in its internal analysis, and in communications with investors and analysts, as a consistent measure for comparing PSEG’s financial performance to previous financial results. Non-GAAP Operating Earnings exclude the impact of returns (losses) associated with the Nuclear Decommissioning Trust (NDT), Mark-to-Market (MTM) accounting and material one-time items.

See Attachments 8 and 9 for a complete list of items excluded from Net Income/(Loss) in the determination of non-GAAP Operating Earnings. The presentation of non-GAAP Operating Earnings is intended to complement, and should not be considered an alternative to the presentation of Net Income/(Loss), which is an indicator of financial performance determined in accordance with GAAP. In addition, non-GAAP Operating Earnings as presented in this release may not be comparable to similarly titled measures used by other companies.

Due to the forward-looking nature of non-GAAP Operating Earnings, PSEG is unable to reconcile this non-GAAP financial measure to the most directly comparable GAAP financial measure because comparable GAAP measures are not reasonably accessible or reliable due to the inherent difficulty in forecasting and quantifying measures that would be required for such reconciliation. Namely, we are not able to reliably project without unreasonable effort MTM and NDT gains (losses), for future periods due to market volatility. These items are uncertain, depend on various factors, and may have a material impact on our future GAAP results.

Forward-Looking Statements

Certain of the matters discussed in this report about our and our subsidiaries’ future performance, including, without limitation, future revenues, earnings, strategies, prospects, consequences and all other statements that are not purely historical constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those anticipated. Such statements are based on management’s beliefs as well as assumptions made by and information currently available to management. When used herein, the words “anticipate,” “intend,” “estimate,” “believe,” “expect,” “plan,” “should,” “hypothetical,” “potential,” “forecast,” “project,” variations of such words and similar expressions are intended to identify forward-looking statements. Factors that may cause actual results to differ are often presented with the forward-looking statements themselves. Other factors that could cause actual results to differ materially from those contemplated in any forward-looking statements made by us herein are discussed in Item 1A. Risk Factors, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations (MD&A), Item 8. Financial Statements and Supplementary Data—Note 15. Commitments and Contingent Liabilities, and other filings we make with the United States Securities and Exchange Commission (SEC), including our subsequent reports on Form 10-Q and Form 8-K. These factors include, but are not limited to:

•	any inability to successfully develop, obtain regulatory approval for, or construct transmission and distribution, and other generation projects;
•	the physical, financial and transition risks related to climate change, including risks relating to potentially increased legislative and regulatory burdens changing customer preferences and lawsuits;
•

any equipment failures, accidents, critical operating technology or business system failures, severe weather events, acts of war, terrorism or other acts of violence, sabotage, physical attacks or security breaches, cyberattacks or other incidents that may impact our ability to provide safe and reliable service to our customers;

•	any inability to recover the carrying amount of our long-lived assets;
•	disruptions or cost increases in our supply chain, including labor shortages;
•	any inability to maintain sufficient liquidity or access sufficient capital on commercially reasonable terms;
•	the impact of cybersecurity attacks or intrusions or other disruptions to our information technology, operational or other systems;
•	a material shift away from natural gas toward increased electrification and a reduction in the use of natural gas;
•	the impact of the coronavirus pandemic;
•	failure to attract and retain a qualified workforce;
•	inflation, including increases in the costs of equipment, materials, fuel and labor;
•	the impact of our covenants in our debt instruments and credit agreements on our business;
•	adverse performance of our defined benefit plan trust funds and Nuclear Decommissioning Trust Fund and increases in funding requirements and pension costs;
•	fluctuations in wholesale power and natural gas markets, including the potential impacts on the economic viability of our generation units;
•	our ability to obtain adequate nuclear fuel supply;
•	changes in technology related to energy generation, distribution and consumption and changes in customer usage patterns;
•	third-party credit risk relating to and purchase of nuclear fuel;
•	any inability to meet our commitments under forward sale obligations and Regional Transmission Organization rules;
•	reliance on transmission facilities to maintain adequate transmission capacity for our nuclear generation fleet;
•	the impact of changes in state and federal legislation and regulations on our business, including PSE&G’s ability to recover costs and earn returns on authorized investments;
•	PSE&G’s proposed investment programs may not be fully approved by regulators and its capital investment may be lower than planned;
•	our ability to advocate for and our receipt of appropriate regulatory guidance to ensure long-term support for our nuclear fleet;
•	adverse changes in and non-compliance with energy industry laws, policies, regulations and standards, including market structures and transmission planning and transmission returns;
•

risks associated with our ownership and operation of nuclear facilities, including increased nuclear fuel storage costs, regulatory risks, such as compliance with the Atomic Energy Act and trade control, environmental and other regulations, as well as financial, environmental and health and safety risks;

•	changes in federal and state environmental laws and regulations and enforcement;
•	delays in receipt of, or an inability to receive, necessary licenses and permits and siting approvals; and
•	changes in tax laws and regulations.

All of the forward-looking statements made in this report are qualified by these cautionary statements and we cannot assure you that the results or developments anticipated by management will be realized or even if realized, will have the expected consequences to, or effects on, us or our business, prospects, financial condition, results of operations or cash flows. Readers are cautioned not to place undue reliance on these forward-looking statements in making any investment decision. Forward-looking statements made in this report apply only as of the date of this report. While we may elect to update forward-looking statements from time to time, we specifically disclaim any obligation to do so, even in light of new information or future events, unless otherwise required by applicable securities laws.

The forward-looking statements contained in this report are intended to qualify for the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

From time to time, PSEG and PSE&G release important information via postings on their corporate Investor Relations website at https://investor.pseg.com. Investors and other interested parties are encouraged to visit the Investor Relations website to review new postings. You can sign up for automatic email alerts regarding new postings at the bottom of the webpage at https://investor.pseg.com or by navigating to the Email Alerts webpage at https://investor.pseg.com/resources/email-alerts/default.aspx.

Attachment 1

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Consolidating Statements of Operations

(Unaudited, $ millions, except per share data)

	Three Months Ended December 31, 2022

	PSEG	Eliminations	PSE&G	Carbon-Free, Infrastructure & Other (CFIO)(a)

OPERATING REVENUES	$3,139	$(466)	$2,030	$1,575

OPERATING EXPENSES
Energy Costs	996	(466)	881	581
Operation and Maintenance	868	-	489	379
Depreciation and Amortization	278	-	238	40
Losses on Asset Dispositions and Impairments	33	-	1	32

Total Operating Expenses	2,175	(466)	1,609	1,032

OPERATING INCOME	964	-	421	543

Loss from Equity Method Investments	(2)	-	-	(2)
Net Gains (Losses) on Trust Investments	87	-	-	87
Other Income (Deductions)	38	-	22	16
Net Non-Operating Pension and OPEB Credits (Costs)	94	-	70	24
Interest Expense	(178)	-	(108)	(70)

INCOME BEFORE INCOME TAXES	1,003	-	405	598

Income Tax Expense	(215)	-	(53)	(162)

NET INCOME	$788	$-	$352	$436

Reconciling Items Excluded from Net Income(b)	(470)	-	-	(470)

OPERATING EARNINGS (non-GAAP)	$318	$-	$352	$(34)

Earnings Per Share
NET INCOME	$1.58	$-	$0.70	$0.88

Reconciling Items Excluded from Net Income(b)	(0.94)	-	-	(0.94)

OPERATING EARNINGS (non-GAAP)	$0.64	$-	$0.70	$(0.06)

	Three Months Ended December 31, 2021

	PSEG	Eliminations	PSE&G	CFIO(a)

OPERATING REVENUES	$3,056	$(363)	$1,715	$1,704

OPERATING EXPENSES
Energy Costs	1,004	(363)	632	735
Operation and Maintenance	858	-	453	405
Depreciation and Amortization	270	-	230	40
Losses on Asset Dispositions and Impairments	22	-	-	22

Total Operating Expenses	2,154	(363)	1,315	1,202

OPERATING INCOME	902	-	400	502

Income from Equity Method Investments	4	-	-	4
Net Gains (Losses) on Trust Investments	70	-	1	69
Other Income (Deductions)	5	-	16	(11)
Net Non-Operating Pension and OPEB Credits (Costs)	82	-	65	17
Loss on Extinguishment of Debt	(298)	-	-	(298)
Interest Expense	(134)	-	(101)	(33)

INCOME BEFORE INCOME TAXES	631	-	381	250

Income Tax Expense	(186)	-	(110)	(76)

NET INCOME	$445	$-	$271	$174

Reconciling Items Excluded from Net Income(b)	(93)	-	-	(93)

OPERATING EARNINGS (non-GAAP)	$352	$-	$271	$81

Earnings Per Share

NET INCOME	$0.88	$-	$0.53	$0.35

Reconciling Items Excluded from Net Income(b)	(0.19)	-	-	(0.19)

OPERATING EARNINGS (non-GAAP)	$0.69	$-	$0.53	$0.16

(a)	Includes activities at PSEG Power, PSEG Long Island, Energy Holdings, PSEG Services Corporation and the Parent.
(b)	See Attachments 8 and 9 for details of items excluded from Net Income (Loss) to compute Operating Earnings (non-GAAP).

Attachment 2

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Consolidating Statements of Operations

(Unaudited, $ millions, except per share data)

	Year Ended December 31, 2022

	PSEG	Eliminations	PSE&G	CFIO(a)

OPERATING REVENUES	$9,800	$(1,401)	$7,935	$3,266

OPERATING EXPENSES
Energy Costs	4,018	(1,401)	3,270	2,149
Operation and Maintenance	3,178	-	1,838	1,340
Depreciation and Amortization	1,100	-	935	165
Losses on Asset Dispositions and Impairments	123	-	-	123

Total Operating Expenses	8,419	(1,401)	6,043	3,777

OPERATING INCOME	1,381	-	1,892	(511)

Income from Equity Method Investments	14	-	-	14
Net Gains (Losses) on Trust Investments	(265)	-	(2)	(263)
Other Income (Deductions)	124	(1)	88	37
Net Non-Operating Pension and OPEB Credits (Costs)	376	-	281	95
Interest Expense	(628)	1	(427)	(202)

INCOME (LOSS) BEFORE INCOME TAXES	1,002	-	1,832	(830)

Income Tax Benefit (Expense)	29	-	(267)	296

NET INCOME (LOSS)	$1,031	$-	$1,565	$(534)

Reconciling Items Excluded from Net Income (Loss)(b)	708	-	-	708

OPERATING EARNINGS (non-GAAP)	$1,739	$-	$1,565	$174

Earnings Per Share
NET INCOME (LOSS)	$2.06	$-	$3.12	$(1.06)

Reconciling Items Excluded from Net Income (Loss) (b)	1.41	-	-	1.41

OPERATING EARNINGS (non-GAAP)	$3.47	$-	$3.12	$0.35

Year Ended December 31, 2021

	PSEG	Eliminations	PSE&G	CFIO (a)
OPERATING REVENUES	$9,722	$(1,167)	$7,122	$3,767
OPERATING EXPENSES
Energy Costs	3,499	(1,167)	2,688	1,978
Operation and Maintenance	3,226	-	1,692	1,534
Depreciation and Amortization	1,216	-	928	288
(Gains) Losses on Asset Dispositions and Impairments	2,637	-	(4)	2,641

Total Operating Expenses	10,578	(1,167)	5,304	6,441

OPERATING INCOME	(856)	-	1,818	(2,674)

Income from Equity Method Investments	16	-	-	16
Net Gains (Losses) on Trust Investments	194	-	2	192
Other Income (Deductions)	98	-	88	10
Net Non-Operating Pension and OPEB Credits (Costs)	328	-	264	64
Loss on Extinguishment of Debt	(298)	-	-	(298)
Interest Expense	(571)	-	(402)	(169)

INCOME (LOSS) BEFORE INCOME TAXES	(1,089)	-	1,770	(2,859)
Income Tax Benefit (Expense)	441	-	(324)	765

NET INCOME (LOSS)	$(648)	$-	$1,446	$(2,094)

Reconciling Items Excluded from Net Income (Loss)(b)	2,501	-	-	2,501

OPERATING EARNINGS (non-GAAP)	$1,853	$-	$1,446	$407

Earnings Per Share

NET INCOME (LOSS)	$(1.29)	$-	$2.87	$(4.16)

Reconciling Items Excluded from Net Income (Loss)(b)	4.96	-	-	4.96
Share Differential(b)	(0.02)	-	(0.02)	-

OPERATING EARNINGS (non-GAAP)	$3.65	$-	$2.85	$0.80

(a)	Includes activities at PSEG Power, PSEG Long Island, Energy Holdings, PSEG Services Corporation and the Parent.
(b)

See Attachments 8 and 9 for details of items excluded from Net Income (Loss) to compute Operating Earnings (non-GAAP) and the impact of using different share amounts (Share Differential) for calculating earnings per share for PSEG’s consolidated GAAP Net Loss versus consolidated Operating Earnings (non-GAAP).

Attachment 3

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Capitalization Schedule

(Unaudited, $ millions)

	December 31,	December 31,
	2022	2021
DEBT
Commercial Paper and Loans	$2,200	$3,519
Long-Term Debt*	18,070	15,919

Total Debt	20,270	19,438

STOCKHOLDERS’ EQUITY
Common Stock	5,065	5,045
Treasury Stock	(1,377)	(896)
Retained Earnings	10,591	10,639
Accumulated Other Comprehensive Loss	(550)	(350)

Total Stockholders’ Equity	13,729	14,438

Total Capitalization	$33,999	$33,876

*Includes current portion of Long-Term Debt

Attachment 4

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, $ millions)

	Year Ended December 31,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income (Loss)	$1,031	$(648)
Adjustments to Reconcile Net Income(Loss) to Net Cash Flows From Operating Activities	472	2,384

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	1,503	1,736

NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	(1,101)	(2,244)

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	(754)	799

Net Change in Cash, Cash Equivalents and Restricted Cash	(352)	291
Cash, Cash Equivalents and Restricted Cash at Beginning of Period	863	572

Cash, Cash Equivalents and Restricted Cash at End of Period	$511	$863

Attachment 5

PUBLIC SERVICE ELECTRIC & GAS COMPANY

Retail Sales

(Unaudited)

December 31, 2022

Electric Sales

Sales (millions kWh)	Three Months Ended	Change vs. 2021	Year Ended	Change vs. 2021
Residential	2,659	(5%)	13,975	0%
Commercial & Industrial	6,498	4%	26,508	2%
Other	97	(2%)	341	(1%)

Total	9,254	1%	40,824	2%

Gas Sold and Transported

Sales (millions therms)	Three Months Ended	Change vs. 2021	Year Ended	Change vs. 2021
Firm Sales
Residential Sales	467	17%	1,497	5%
Commercial & Industrial	314	19%	1,070	8%

Total Firm Sales	781	18%	2,567	6%

Non-Firm Sales*
Commercial & Industrial	207	(9%)	973	7%

Total Non-Firm Sales	207		973

Total Sales	988	11%	3,540	6%

*Contract Service Gas rate included in non-firm sales

Weather Data*

	Three Months Ended	Change vs. 2021	Year Ended	Change vs. 2021
THI Hours - Actual	340	(58%)	19,842	(7%)
THI Hours - Normal	423		17,077
Degree Days - Actual	1,520	24%	4,527	10%
Degree Days - Normal	1,570		4,607

*Winter weather as defined by heating degree days (HDD) to serve as a measure for the need for heating. For each day, HDD is calculated as HDD = 65°F – the average hourly daily temperature. Summer weather is measured by the temperature-humidity index (THI), which takes into account both the temperature and the humidity to measure the need for air conditioning. Both measures use data provided by the National Oceanic and Atmospheric Administration based on readings from Newark Liberty International Airport. Comparisons to normal are based on twenty years of historic data.

Attachment 6

Nuclear Generation Measures

(Unaudited)

	GWh Breakdown		GWh Breakdown

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Nuclear—NJ	4,681	4,945	20,172	20,024
Nuclear—PA	2,657	2,617	11,093	11,134
	7,338	7,562	31,265	31,158

	% Generation		% Generation

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Nuclear—NJ	64%	65%	65%	64%
Nuclear—PA	36%	35%	35%	36%
	100%	100%	100%	100%

Attachment 7

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Statistical Measures

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Weighted Average Common Shares Outstanding (millions)*
Basic	497	504	498	504
Diluted	500	508	501	504

Stock Price at End of Period			$61.27	$66.73

Dividends Paid per Share of Common Stock	$0.54	$0.51	$2.16	$2.04

Dividend Yield			3.5%	3.1%

Book Value per Common Share			$27.63	$28.67

Market Price as a Percent of Book Value			222%	233%

*Approximately three million potentially dilutive shares were excluded from fully diluted average shares outstanding used to calculate the diluted GAAP loss per share for the year ended December 31, 2021 as their impact was antidilutive to GAAP results.

Attachment 8

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Consolidated Operating Earnings (non-GAAP) Reconciliation

Reconciling Items	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
	($ millions, Unaudited)

Net Income (Loss)	$788	$445	$1,031	$(648)
(Gain) Loss on Nuclear Decommissioning Trust (NDT) Fund Related Activity, pre-tax	(85)	(62)	270	(178)
(Gain) Loss on Mark-to-Market (MTM), pre-tax(a)	(611)	(378)	635	620
Plant Retirements, Dispositions and Impairments, pre-tax(b)	14	308	31	2,940
Lease Related Activity, pre-tax	25	—	78	10
Income Taxes related to Operating Earnings (non-GAAP) reconciling items(c)	187	39	(306)	(891)

Operating Earnings (non-GAAP)	$318	$352	$1,739	$1,853

PSEG Fully Diluted Average Shares Outstanding (in millions)(d)	500	508	501	504
	($ Per Share Impact - Diluted, Unaudited)

Net Income (Loss)	$1.58	$0.88	$2.06	$(1.29)
(Gain) Loss on NDT Fund Related Activity, pre-tax	(0.17)	(0.12)	0.54	(0.35)
(Gain) Loss on MTM, pre-tax(a)	(1.22)	(0.75)	1.27	1.23
Plant Retirements, Dispositions and Impairments, pre-tax(b)	0.03	0.61	0.06	5.83
Lease Related Activity, pre-tax	0.05	—	0.15	0.02
Income Taxes related to Operating Earnings (non-GAAP) reconciling items(c)	0.37	0.07	(0.61)	(1.77)
Share Differential(d)	—	—	—	(0.02)

Operating Earnings (non-GAAP)	$0.64	$0.69	$3.47	$3.65

(a) Includes the financial impact from positions with forward delivery months.

(b) Full year 2022 includes the results for fossil generation sold in February 2022. Fourth quarter and full year 2021 amounts include a pre-tax loss of $298 million for the make-whole premium paid upon the early redemption of PSEG Power’s debt and other non-cash debt extinguishment costs.

(c) Income tax effect calculated at the statutory rate except for qualified NDT related activity, which records an additional 20% trust tax on income (loss) from qualified NDT Funds, the additional investment tax credit (ITC) recapture related to the sale of PSEG Solar Source in 2021, and leveraged lease related activity, which is calculated at a combined leveraged lease effective tax rate.

(d) Approximately three million potentially dilutive shares were excluded from fully diluted average shares outstanding used to calculate the diluted GAAP loss per share for the year ended December 31, 2021 as their impact was antidilutive to GAAP results. For non-GAAP per share calculations, we used fully diluted average shares outstanding of 507 million, including the three million potentially dilutive shares as they were dilutive to non-GAAP results. As a result of the use of different denominators for non-GAAP Operating Earnings and GAAP Net Loss, a reconciling line item “Share Differential,” has been added to the year to date results to reconcile the two EPS calculations.

Attachment 9

CFIO Operating Earnings (non-GAAP) Reconciliation

Reconciling Items	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
	($ millions, Unaudited)

Net Income (Loss)	$ 436	$ 174	$(534)	$(2,094)
(Gain) Loss on NDT Fund Related Activity, pre-tax	(85)	(62)	270	(178)
(Gain) Loss on MTM, pre-tax(a)	(611)	(378)	635	620
Plant Retirements, Dispositions and Impairments, pre-tax(b)	14	308	31	2,940
Lease Related Activity, pre-tax	25	-	78	10
Income Taxes related to Operating Earnings (non-GAAP) reconciling items(c)	187	39	(306)	(891)

Operating Earnings (non-GAAP)	$ (34)	$ 81	$ 174	$ 407

PSEG Fully Diluted Average Shares Outstanding (in millions)(d)	500	508	501	504

(a) Includes the financial impact from positions with forward delivery months.

(b) Full year 2022 includes the results for fossil generation sold in February 2022. Fourth quarter and full year 2021 amounts include a pre-tax loss of $298 million for the make-whole premium paid upon the early redemption of PSEG Power’s debt and other non-cash debt extinguishment costs.

(c) Income tax effect calculated at the statutory rate except for qualified NDT related activity, which records an additional 20% trust tax on income (loss) from qualified NDT Funds, the additional ITC recapture related to the sale of PSEG Solar Source in 2021, and leveraged lease related activity, which is calculated at a combined leveraged lease effective tax rate.

(d) Approximately three million potentially dilutive shares were excluded from fully diluted average shares outstanding used to calculate the diluted GAAP loss per share for year ended December 31, 2021 as their impact was antidilutive to GAAP results. For non-GAAP per share calculations, we used fully diluted average shares outstanding of 507 million, including the three million potentially dilutive shares as they were dilutive to non-GAAP results.